UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2009

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	Unregistered Sales of Equity Securities

ITEM 5.03.	Amendments to Articles of Incorporation; Change in Fiscal Year

ITEM 8.01.	Other Events

On June 29, July 2, and July 20, 2009, Bank of Florida Corporation (the “Company”) sold and issued a total of 172 units (“Units”) at $25,000 per Unit, yielding $4,300,000 in proceeds. Each Unit consists of one share of Series B Preferred Stock (“Preferred Stock”) and one warrant to purchase shares of common stock (“Warrants”).

The Preferred Stock is perpetual and nonvoting. Each share has a liquidation preference of $25,000 and pays a quarterly dividend of $625 per share. If the Company conducts any offering for sale of any newly issued securities, the holders of Preferred Stock shall have right to acquire such newly issued securities as part of such offering by converting shares of Preferred Stock into the offered securities. In any such conversion, each converted share of Preferred Stock shall be converted into an amount of securities with an offering price of $25,000. If the Company conducts an offering that results in proceeds of at least $30,000,000 prior to January 1, 2011 and a holder elects to not convert the holder’s shares of Preferred Stock in the offering, or if a change in control of the Company occurs, the Company will be obligated to redeem such shares of Preferred Stock at $25,000 per share. If such an offering is not completed by January 1, 2011, the Company shall have the right to redeem the shares of Preferred Stock at any time thereafter for $25,000 per share. A specimen Preferred Stock certificate is filed as Exhibit 4.4.

Each Warrant permits its holder to purchase 720, 742, or 772 shares of Company common stock at $3.47, $3.37, or $3.24, respectively, per share at any time during the ten year period commencing on issuance. The Warrants are nontransferable. A copy of the form of Warrant is filed as Exhibit 4.7.

The securities sold in the offering were sold to accredited investors only and issued in reliance upon exemptions from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, and are “restricted securities.” No underwriter or sales agent was utilized, and no commissions were paid or discounts granted, in the offering.

In connection with the sale of the Preferred Stock, on June 26, 2009, the Company amended its Articles of Incorporation to designate the terms of the Series B Preferred stock. A copy of the Articles of Amendment to the Articles of Incorporation is filed as Exhibit 3.4. The Company also issued a press release which is furnished as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being furnished or filed with this Report (and are incorporated herein by reference from the Form 8-K filed with the Securities and Exchange Commission on July 2, 2009):

3.4	Articles of Amendment to Articles of Incorporation.

4.4	Specimen Preferred Stock Certificate.

4.5	Form of Warrant – 2009 Offering.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)

Date: July 27, 2009

/s/ Tracy L. Keegan
Tracy L. Keegan
Chief Financial Officer & Executive Vice President